U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                May 10, 2005
                                                  ------------------------------



                              THERMODYNETICS, INC.
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             (Exact name of registrant as specified in its charter)



   Delaware                          0-10707                  06-1042505
[State or other jurisdiction    (Commission File No        (I.R.S. Employer
of incorporation)                                            Identification No.)

   651 Day Hill Road, Windsor, Connecticut                    06095
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  (Address of principal executive offices)                 (Zip Code)



                                  860-683-2005
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                         (Registrant's telephone number)


                                      N/A
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of May 9, 2005, the Board of Directors approved the issuance of 10% promissory notes in the aggregate amount of up to $600,000, as well as the issuance of warrants to purchase common stock, all to be purchased pursuant to subscription agreements. Two affiliated officer/directors and four unaffiliated investors entered into subscription agreements with the Company, which were accepted and closed on May 10, 2005, whereby $150,000 and $300,000, respectively, $450,000 in the aggregate, was borrowed by the Company at the first closing; such offering is continuing to a maximum of up to $600,000. Such loans are evidenced by promissory notes bearing 10% interest, and payment terms as follows: (a) interest shall be payable monthly in arrears commencing on June 15, 2005; and (b) seven (7) monthly payments of sixty-four thousand two hundred eighty-five 71/100 ($64,285.71) dollars of principal in the aggregate together with accrued and unpaid interest commencing June 15, 2006, and maturing on December 31, 2006. Further, the investors each receive warrants to purchase common stock at an exercise price of $1.40 per share. The warrants expire June 30, 2008, and provide for the purchase of 225,000 shares of common stock in the aggregate.




                                   SIGNATURES






         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


(Registrant)
THERMODYNETICS, INC.



By:  /s/ Robert A. Lerman
   -------------------------------------
      Robert A. Lerman, President

Date: May 10, 2005